UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MORGAN’S FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MORGAN’S FOODS, INC.
4829 Galaxy Parkway, Suite S
Cleveland, Ohio 44128

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2010

TO THE SHAREHOLDERS:
     You are hereby notified that the Annual Meeting of Shareholders of Morgan’s Foods, Inc., an Ohio corporation (the “Company”), will be held at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio 44122, on Friday, June 25, 2010, at 10:00 a.m., Eastern Time, for the following purposes:
     1. To elect the Board of Directors of the Company.
     2. To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only shareholders of record at the close of business on May 12, 2010 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS KENNETH L. HIGNETT Secretary
June 4, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2010:
This proxy statement and the Company’s 2010 annual report to shareholders are also available at https://materials.proxyvote.com/616900.
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT THEIR SHARES ARE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF.

MORGAN’S FOODS, INC.
4829 Galaxy Parkway, Suite S
Cleveland, Ohio 44128

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Morgan’s Foods, Inc., an Ohio corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio 44122, on Friday, June 25, 2010 at 10:00 a.m., Eastern Time, and at any adjournment thereof.
     This proxy statement and accompanying notice and form of proxy are being mailed to shareholders on or about June 4, 2010. A copy of the Company’s Annual Report to Shareholders, including financial statements, for the fiscal year ended February 28, 2010 (the “2010 fiscal year”) is enclosed with this proxy statement.
     The presence of any shareholder at the Meeting will not operate to revoke his proxy. Any proxy may be revoked, at any time before it is exercised, in open meeting, or by giving notice to the Company in writing, or by filing a duly executed proxy bearing a later date.
     If the enclosed proxy is executed and returned to the Company, the persons named therein will vote the shares represented by it at the Meeting. The proxy permits specification of a vote for the election of directors, or the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.
     Where a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted at the Meeting FOR the election as directors of the nominees set forth herein under “Election of Directors”.
     Under Ohio law and the Company’s Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee.
     The close of business on May 12, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of May 12, 2010, the Company’s outstanding voting securities consisted of 2,934,995 Common Shares, without par value, each of which is entitled to one vote on all matters to be presented to the shareholders at the Meeting.
ELECTION OF DIRECTORS
     At the Meeting, shares represented by proxies will be voted, unless otherwise specified in such proxies, for the election of the seven nominees to the Board of Directors named in this proxy statement and the enclosed proxy. These nominees were selected by the Board of Directors and will, if elected, serve as directors of the Company until the next annual meeting of the shareholders and until their successors are elected and shall qualify. All of the nominees are currently members of the Board of Directors and all nominees have consented to be nominated and to serve if elected. If, for any reason, any one or more nominees becomes unavailable for election, it is expected that proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit.
     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented by proxies given to them in such fashion as to elect as many of the nominees as possible.
     The table below sets forth, as of May 12, 2010, certain information about each of the nominees for director. The Board of Directors recommends that you vote “for” the following nominees:

		Principal Occupation	Director of the
Name	Age	for the Past Five Years	Company Since

Lawrence S. Dolin	66	Chairman, President and Chief Executive Officer, Noteworthy Medical Systems, Inc. (electronic health records software) (1999-March 2009)	1981

Bahman Guyuron, M.D., F.A.C.S.	64	Kiehn-DesPrez Professor and Chief Division of Plastic Surgery, University Hospitals Case Medical Center and Case Western Reserve University	2003

Kenneth L. Hignett	63	Senior Vice President, Chief Financial Officer and Secretary of the Company (March 1992 to present); Vice President, Secretary and Treasurer of the Company (January 1991 to March 1992); Vice President and Treasurer of the Company (June 1989 to January 1991)	1993

Steven S. Kaufman	60	Partner, Thompson Hine LLP (law firm)	1989

Bernard Lerner	83	Chief Executive Officer, Automated Packaging Systems, Inc. (manufacturer of packaging materials and machinery)	1989

James J. Liguori	61	President and Chief Operating Officer of the Company (July 1988 to present); Executive Vice President of the Company (August 1987 to July 1988); Vice President of the Company (June 1979 to August 1987)	1984

Leonard R. Stein-Sapir	71	Chairman of the Board and Chief Executive Officer of the Company (April 1989 to present)	1981

Director Qualifications
In addition to the professional and occupational experience described above for each nominee, the Board has concluded that the skills, qualifications, experiences and attributes described below make the nominees persons who should serve as directors:
Lawrence S. Dolin — Mr. Dolin has served as chief executive officer of several businesses, primarily in the medical records and entertainment industries and has also served in various capacities in companies in the technology field. His education and experience give him strong expertise in the areas of operations, marketing and finance.
Bahman Guyuron — Dr. Guyuron has perfected several surgical and non-surgical medical procedures and has formed businesses utilizing those procedures. He possesses expertise in business formation, organization and leadership.
Steven S. Kaufman — Mr. Kaufman has been a practicing attorney for many years, both as the head of a regional practice and a partner in a national law firm and member of its executive committee. He has strong expertise in the areas of risk management, conflict resolution and finance as well as business law and litigation.
Bernard Lerner — Mr. Lerner is the long-standing chief executive and founder of a multi-national producer of packaging materials and machinery. He brings to the Board of Directors expertise in all areas of business operations including human resources, administration and finance.
Leonard R. Stein-Sapir — Mr. Stein-Sapir has been Chairman and CEO of the Company since 1989 and has been and continues to be involved in other businesses. He is also an attorney and brings a broad expertise in all aspects of business to the Board of Directors.
James J. Liguori — Mr. Liguori has been an officer and director of the Company since 1984 and has been responsible for all aspects of restaurant operations. He has expertise in restaurant operations, marketing and the operations of the franchisors.
Kenneth L. Hignett — Mr. Hignett has been an officer of the Company since 1989, a director since 1993, is a CPA and has experience in the retail and real estate service businesses. He has extensive expertise in finance and technology.
Board Leadership
     The Company’s leadership begins with the Board, where the Company has one individual, Leonard R. Stein-Sapir, who serves as both chief executive officer and chairman of the board. Mr. Stein-Sapir’s dual responsibility is appropriate given the Company’s size and history. Since its beginning, Morgan’s Foods, Inc. has had one person serve as both chief executive officer and chairman of the board. Mr. Stein-Sapir, as both Chairman and Chief Executive Officer, has thorough, detailed knowledge of the strategic challenges and opportunities facing the Company. Mr. Stein-Sapir is supported by independent directors who play pivotal roles. The Board does not have a lead independent director.
Board’s Role in Risk Oversight
     It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board Audit Committee regularly reviews enterprise-wide risk management, which includes treasury risks, financial and accounting risks, legal and compliance risks and other risk management functions. The Compensation and Human Resources Committee considers risks related to the attraction and retention of talent and related to the design of compensation programs tailored to the specific needs of the Company. The full Board considers strategic risks and opportunities and receives reports from management on risk.
Board of Directors Structure
     The Board of Directors has determined that each of the following directors is an “independent director” as defined by the listing standards of The Nasdaq Stock Market: Lawrence S. Dolin, Bahman Guyuron, Steven S. Kaufman and Bernard Lerner.
     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation and Human Resources Committee. The Company does not have a nominating committee. The Board of Directors as a whole functions as the nominating committee due to the relatively small size of the Board and the smaller market capitalization of the Company.
     The Executive Committee consists of Leonard R. Stein-Sapir (Chairman), Lawrence S. Dolin, Bernard Lerner and James J. Liguori. This committee has the authority, between meetings of the Board of Directors, to exercise substantially all of the powers of the Board in the management of the business of the Company.
     The Audit Committee consists of Lawrence S. Dolin (Chairman), Steven S. Kaufman and Bernard Lerner. This committee, as set forth in more detail in the Audit Committee Report below, approves the Company’s retention of independent auditors and pre-approves any audit or non-audit services performed by them. It reviews with such accountants the arrangements for, and the scope of, the audit to be conducted by them. It also reviews with the independent accountants and with management the results of audits and various other financial and accounting matters affecting the Company. The Board has determined that Lawrence S. Dolin qualifies as an “audit committee financial expert”, as defined in the rules of the Securities and Exchange Commission.
     The members of the Compensation and Human Resources Committee are Bernard Lerner (Chairman), Lawrence S. Dolin and Steven S. Kaufman. This committee administers the Company’s compensation, benefits and stock option plans. At its meeting on June 22, 2007, the Board of Directors of the Company adopted a charter establishing the duties and responsibilities of the Compensation and Human Resources Committee of the Board of Directors.
     While neither the charter of the Audit Committee or the Compensation and Human Resources Committee are available on the Company’s website, a copy of the charter of the Audit Committee and of the Compensation and Human Resources Committee was attached as an appendix to the Company’s proxy statement for 2008.
     The Board of Directors met four times, the Audit Committee met four times, the Compensation and Human Resources Committee and the Executive Committee did not meet, during the 2010 fiscal year. Each director currently serving on the Board attended 75% or more of the meetings held during such year by the Board and the committee(s) on which he served except Bahman Guyuron who attended 50%. The Company encourages the attendance of all directors at the annual shareholders meetings. Four of the Company’s directors attended the annual shareholders meeting last year.
     Nominations for Director are made by the Board of Directors as a whole. The Board determines the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. The Board does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the many factors that the Board considers when identifying candidates. In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the Board will evaluate such recommended nominees considering the additional information regarding them provided to the Board. When seeking candidates for the Board of Directors, the Board may solicit suggestions from incumbent directors, management and third-party search firms. Ultimately, the Board will recommend prospective nominees who the Board believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders. The Board will review any candidate recommended by shareholders of the Company in light of its criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send his or her recommendation, with a description of the candidate’s qualifications, to the Secretary of the Company, Kenneth L. Hignett, 4829 Galaxy Parkway, Suite S, Cleveland, Ohio 44128.
AUDIT COMMITTEE REPORT
     The Audit Committee is composed of three directors, all of whom are independent under the Sarbanes-Oxley Act. The Committee operates under a written charter adopted on June 23, 2000, reviewed annually and ratified most recently on June 22, 2007. The Committee’s responsibilities include oversight of the Company’s independent auditors as well as oversight of management’s conduct in the Company’s financial reporting process. The Committee also approves the Company’s retention of independent auditors and pre-approves any audit or non-audit services performed by them. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. For fiscal 2010, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T. The Company’s independent auditors also provided to the Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Committee concerning independence. The Committee discussed with the independent auditors their firm’s independence.
     Based on the Committee’s discussion with management and the independent auditors and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 for filing with the Securities and Exchange Commission.
The Audit Committee
Lawrence S. Dolin, Chairman
Steven S. Kaufman
Bernard Lerner

INDEPENDENT AUDITOR FEES
     The aggregate audit fees billed or to be billed to the Company by the Company’s independent auditors, Grant Thornton LLP, are $162,756 for the fiscal year ended February 28, 2010 and $190,923 for the fiscal year ended March 1, 2009. There were no tax, audit-related or other fees paid to our independent auditors for the years ended February 28, 2010 and March 1, 2009.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Security Ownership of Certain Beneficial Owners. The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Shares as of May 12, 2010.

Name and Address		Percent of
of Beneficial Owner	Number of Shares	Class

Leonard R. Stein-Sapir (1) 4829 Galaxy Parkway, Suite S Cleveland, Ohio 44128	826,517	26.8%

FCMI Financial Corp., et al (2) BCE Place 181 Bay Street, Suite 250 Toronto, Canada A6	576,482	19.6%

Blackhorse Capital Advisors LLC (3) 45 Rockefeller Center, 20th Floor New York, New York 10111	325,949	11.1%

Hoak Public Equities LP (4) 500 Crescent Court, Suite 220 Dallas Texas 75201	152,600	5.2%

(1)	Includes 21,334 shares subject to exercisable options, 1,666 shares owned by Mr. Stein-Sapir’s wife and 60,000 shares held in trusts for which Mr. Stein-Sapir is advisor. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife or by the trusts.

(2)	Based on Form 5 filing dated March 11, 2009.

(3)	Based on the filing of SEC Form 4 dated December 4, 2009.

(4)	Based on Schedule 13G/A filing dated February 17, 2010.

     Security Ownership of Management. The following table sets forth information as of May 12, 2010, with respect to Common Shares beneficially owned by all directors and nominees for election as directors of the Company, each of the Company’s named executive officers and by the executive officers and directors of the Company as a group. Each person owns beneficially and of record the shares indicated and has sole voting and investment power with respect thereto, except as otherwise set forth in the footnotes to the table.

		Percent of
Name	Number of Shares	Class

Lawrence S. Dolin (1)	106,125	3.4%
Bahman Guyuron	27,667	*
James J. Liguori (2)	52,873	1.7%
Steven S. Kaufman	4,686	*
Leonard R. Stein-Sapir (3)	826,517	26.8%
Bernard Lerner	103,066	3.3%
Kenneth L. Hignett (4)	62,855	2.0%
Barton J. Craig (5)	81,333	2.6%
Ramesh J. Gursahaney (4)	21,583	*

All executive officers and directors as a group (9 persons) (6)	1,226,705	39.8%

*	Less than one percent of the outstanding Common Shares of the Company.

(1)	Includes 43,000 shares owned by a partnership of which Mr. Dolin is a general partner and 625 shares owned by Mr. Dolin’s wife. Mr. Dolin disclaims any beneficial interest in the shares owned by his wife.

(2)	Includes 83 shares owned by his wife and 21,334 shares subject to exercisable options. Mr. Liguori disclaims any beneficial interest in the shares owned by his wife.

(3)	Includes 21,334 shares subject to exercisable options, 1,666 shares owned by Mr. Stein-Sapir’s wife and 60,000 shares held in trusts for which Mr. Stein-Sapir is advisor. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife or by the trusts.

(4)	Includes 21,333 shares subject to exercisable options.

(5)	Includes 60,000 shares in trusts for which Mr. Craig is trustee and 21,333 shares subject to exercisable options. The shares in the trusts are also listed in the beneficial ownership listing of Mr. Stein-Sapir. Mr. Craig disclaims any beneficial interest in the shares held by the trusts.

(6)	Includes 149,000 shares subject to exercisable options.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth for each of the Company’s last three fiscal years the compensation earned by or awarded or paid to the Company’s Principal Executive Officer, Principal Financial Officer and each of the Company’s other three most highly compensated officers earning more than $100,000 during the 2009 fiscal year:

			All Other
Name and Principal Position	Year	Salary	Compensation (1)	Total Compensation

Leonard R. Stein-Sapir	2010	$125,000	$27,505	$152,505
Chairman and Chief Executive Officer	2009	125,000	20,211	145,211

James J. Liguori	2010	175,000	27,423	202,423
President and Chief Operating Officer	2009	175,000	20,731	195,731

Kenneth L. Hignett	2010	100,000	30,906	130,906
Sr. Vice President, Chief Financial Officer & Secretary	2009	100,000	18,026	118,026

Barton J. Craig	2010	100,000	9,636	109,636
Sr. Vice President, General Counsel	2009	100,000	5,409	105,409

Ramesh J. Gursahaney	2010	150,000	2,176	152,176
Vice President, Operations	2009	150,000	—	150,000

(1)	Represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executives, the matching contribution made by the Company to the 401(k) Plan and automobile allowances.
OUTSTANDING OPTION AWARDS AT FISCAL YEAR END
AND OPTION EXERCISES IN FISCAL 2010
     The following table sets forth certain information about the number of options exercised during the 2009 fiscal year and the number of unexercised nonqualified stock options held as of February 28, 2010 by each executive named in the Summary Compensation Table. There were no stock options exercised during fiscal 2010.
Unexercised Options as of February 28, 2010

Name	Exercisable	Unexercisable	Price	Expiration Date

Leonard R. Stein-Sapir	21,334	—	$1.50	November 5, 2018
James J. Liguori	21,334	—	$1.50	November 5, 2018
Kenneth L. Hignett	21,333	—	$1.50	November 5, 2018
Barton J. Craig	21,333	—	$1.50	November 5, 2018
Ramesh J. Gursahaney	21,333	—	$1.50	November 5, 2018

Retirement and Savings Plan — 401(k)
     Since October 1, 1993, the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) (“the 401(k) Plan”). The 401(k) Plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age are eligible to participate in the 401(k) Plan. The participants may choose from sixteen investment options for the investment of their deferred compensation. In addition, the Company matches 30% of each participant’s salary deferral, for the first 6% of their salary, with a cash contribution. For the fiscal year ended February 28, 2010, the Company contributed $65,467 to the 401(k) Plan and paid or accrued $9,888 in administrative fees.
Director Compensation
     Messrs. Dolin, Kaufman, Lerner and Dr. Guyuron each received $12,000 for serving on the Board of Directors during the fiscal year ended February 28, 2010. Directors who are also officers of the Company do not receive additional compensation as Directors. Additional compensation of $2,000 per meeting was paid to Directors serving on the Audit Committee. No additional compensation is paid to Directors for serving on other Committees of the Board. The following table lists the compensation paid to directors in the fiscal year ended February 28, 2010:

Name	Fees Earned	Total

Lawrence S. Dolin	$20,000	$20,000
Bernard Lerner	$18,000	$18,000
Steven S. Kaufman	$18,000	$18,000
Bahman Guyuron	$12,000	$12,000
SELECTION OF INDEPENDENT AUDITORS
     Grant Thornton LLP serves as the Company’s independent auditors. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending February 27, 2011. Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.
SHAREHOLDER PROPOSALS
     Any shareholder who intends to present a proposal for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders is advised that the proposal must be received by the Company at its principal executive offices not later than February 1, 2011. The Company is not required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.
     If a shareholder intends to raise, at the Company’s annual meeting in 2011, a proposal that he does not seek to have included in the Company’s proxy statement, that shareholder must notify the Company of the proposal on or before April 16, 2011. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Common Shares (“10% stockholders”), to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, and with respect to the officers and directors, representations that no other reports were required, during the fiscal year ended February 28, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.
EXPENSES OF SOLICITATION
     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
     Shareholders may communicate with Board Members by addressing a letter to the Secretary of the Company at 4829 Galaxy Parkway, Suite S, Cleveland, Ohio 44128.
OTHER MATTERS
     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than that shown in this document. Should any other matters be properly presented for action at the Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

KENNETH L. HIGNETT
Cleveland, Ohio	Secretary
June 4, 2010

P R O X Y	P R O X Y

MORGAN’S FOODS, INC.

     The undersigned hereby appoints Lawrence S. Dolin, Leonard R. Stein-Sapir and James J. Liguori, and each of them, attorneys and proxies of the undersigned with full power of substitution to attend the Annual Meeting of Shareholders of Morgan’s Foods, Inc. (the “Company”) at Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio, on Friday, June 25, 2010 at 10:00 a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote and with all the power the undersigned would possess, if personally present, as follows:

     1. ☐FOR, or ☐WITHHOLD AUTHORITY to vote for the following nominees for election as directors: Leonard R. Stein-Sapir, Lawrence S. Dolin, James J. Liguori, Steven S. Kaufman, Bernard Lerner, Kenneth L. Hignett and Bahman Guyuron, M.D.

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

     2. On such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be signed, on the other side)

(Continued from other side)

     The proxies will vote as specified above or if a choice is not specified they will vote FOR the nominees listed in Item 1.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement dated June 4, 2010, is hereby acknowledged.

Dated , 2010

Signature(s)

(Please sign exactly as your name or names appear(s) hereon, indicating, where proper, official position or representative capacity.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Proxy Card